Exhibit 23.2

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

March 12, 2012

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, to the inclusion of references to our third party letter report dated February 5, 2010, containing our opinion on the proved reserves attributable to certain properties owned by Approach Resources Inc. as of December 31, 2009, to our third party letter report dated February 2, 2011, containing our opinion on the proved reserves attributable to certain properties owned by Approach Resources Inc. as of December 31, 2010, and to our third party letter report dated February 6, 2012, containing our opinion on the proved reserves attributable to certain properties owned by Approach Resources Inc. as of December 31, 2011, under the headings “Part I – Item 2. Properties,” “Part II – Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements – 10. Disclosures About Oil and Gas Producing Activities (unaudited)” in Approach Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 (the Annual Report). We further consent to the inclusion of our third party letter report dated February 6, 2012, containing our opinion on the proved reserves attributable to certain properties owned by Approach Resources Inc. as of December 31, 2011, as an exhibit in the Annual Report.

We hereby further consent to the incorporation by reference of our name and such aforementioned information with respect to the oil and gas reserves of Approach Resources Inc. in Registration Statement (No. 333-174318) on Form S-3ASR and Registration Statement (No. 333-148951) on Form S-8 of Approach Resources Inc.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716